                                                                    Exhibit 10.1

                                                                  Execution Copy








                            ASSET PURCHASE AGREEMENT

                                      among

                                 PROXYMED, INC.

                                       and

                               CLAIMSNET.COM, INC.










                               September __, 2002

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is entered into as of September __, 2002 (the "Effective Date") by and between PROXYMED, INC., a Florida corporation ("Buyer"), and CLAIMSNET.COM, INC., a Delaware corporation ( "Seller").

                                    RECITALS

         Seller desires to sell, and Buyer desires to purchase, certain of Seller's contracts and the associated customers and revenue stream on the terms and subject to the conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
DEFINITIONS

         1.1 Defined Terms. As used herein, the following terms shall have the following meanings:

         "Acquisition" means the acquisition by Buyer from Seller of the Purchased Assets.

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended and in effect on the Effective Date.

         "Assigned Contracts" means all of the Contracts defined in Section 4.6 and specifically described on Schedule 4.6.

         "Breach" means any material breach of, or any inaccuracy in, any representation or warranty or any material breach of, or material failure to perform or comply with, any covenant or obligation, in or of this Agreement, any Assigned Contract or any other material Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

         "Buyer Assignee" means one or more subsidiaries or affiliates of Buyer to which Buyer assigns all or any portion of its rights to acquire the Purchased Assets and delegates all or any portion of its obligations to fulfill the Assumed Liabilities pursuant to Section 10.5 of this Agreement.

          "Contract" means any agreement, contract, lease, covenant, license, purchase and sales order, commitment, undertaking or obligation, in each case, as it relates only to the Purchased Assets, whether written or oral, express or implied.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Legal Requirement" means any governing (or which purports to govern) federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, statute, code, regulation, order, injunction, decree, or treaty, as amended, or any judicial or administrative interpretation thereof.

         "Liability" means with respect to any party, any liability, indebtedness or obligation of such party of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such party.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Proceeding" means any legal, administrative, governmental, arbitration or other action or proceeding.

         "Purchased Assets" shall have the meaning given in Section 2.1.

         "SEC" means the Securities and Exchange Commission.

         1.2 Other Definitional Provisions.

             (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

             (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, where applicable.

             (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                                    ARTICLE 2
PURCHASE AND SALE

         2.1 Purchase of the Purchased Assets. (a) Subject to the terms and conditions of this Agreement, Seller shall at Closing sell, convey, transfer, assign and deliver to Buyer, and Buyer shall at Closing purchase, acquire and accept from Seller, free and clear of any Liens, all of Seller's right, title and interest in and to all of the following assets (the "Purchased Assets"):

             (a) all Assigned Contracts and all outstanding offers or solicitations made by or to Seller to enter into any Contract for the "claimsnet.com" application, as set forth in Schedule 4.6;

             (b) all claims arising on or after the Closing against third parties relating to the Purchased Assets, whether choate or inchoate, known or unknown, contingent or noncontingent;

             (c) all customers of Seller associated with the Assigned Contracts (the "Transferred Customers"); and

             (d) the monthly subscription revenue stream associated with the Assigned Contracts arising after October 1, 2002 and the transaction and any other revenue stream (other than the monthly subscription revenue stream associated with the Assigned Contracts arising prior to October 1, 2002) associated with the Assigned Contracts arising after September 1, 2002. To the extent that either party receives payment under any Assigned Contract that is due hereunder to the other party, such party shall promptly upon receipt thereof forward such fees to the other party, without offset.

         2.2 Assumption of Assumed Liabilities. Subject to the terms and conditions of this Agreement, Buyer shall at Closing assume and agree to pay, discharge and perform when lawfully due only the following Liabilities of Seller (the "Assumed Liabilities"):

             (a) any Liability arising after the Closing Date under the Assigned Contracts (other than any Liability arising out of or relating to a Breach of the Assigned Contracts that occurred prior to the Closing Date, but that is alleged after the Closing Date); and

             (b) any Liability of Seller arising after the Closing Date under any Assigned Contract that is entered into by Seller after the Effective Date in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date).

             (c) any Liability of Company described in Schedule 2.2(c).

         2.4 Excluded Liabilities. The Excluded Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. "Excluded Liabilities" shall mean every Liability of Seller other than the Assumed Liabilities.

         2.4 No Expansion of Third Party Rights. The transfer by Seller of the Assumed Liabilities and the assumption thereof by Buyer shall in no way expand the rights or remedies of any third party against Seller or Buyer, as compared to the rights and remedies which such third parties would have had against Seller had Buyer not assumed such Liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of the Assumed Liabilities shall not create any third party beneficiary rights.

         2.5 Payment of the Asset Purchase Price. The aggregate purchase price to be paid by Buyer to Seller on account of and as consideration for the Purchased Assets (the "Purchase Price") shall be an amount equal to SEVEN HUNDRED THOUSAND DOLLARS (US$700,000), which shall be paid by Buyer to Seller on the Closing Date by wire transfer of immediately available funds to an account designated by Seller to Buyer in writing plus the assumption by Buyer of the Assumed Liabilities.

         2.6 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Acquisition (the "Closing") shall take place on September __, 2002 (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles 6 and 7, at the offices of Buyer, 2555 Davie Road, Suite 110B, Fort Lauderdale, Florida 33317, or such other time and place, or in such manner, as the parties may otherwise agree (the "Closing Date").

                                    ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer makes the following representations and warranties to Seller:

         3.1 Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own or lease its respective properties and to carry on its respective businesses as now being conducted. There is no pending or threatened Proceeding for the dissolution, liquidation, insolvency or rehabilitation of Buyer.

         3.2 Corporate Power and Authority. Buyer has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to approval by the Board of Directors of Buyer in the form of a corporate resolution, a copy which shall be provided to Seller on or before Closing, Buyer has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         3.3 Enforceability. Subject to approval by the Board of Directors of Buyer, this Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a Proceeding at law or in equity.

         3.4 No Violation. The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated by this Agreement will not (i) contravene any provision of the Restated Articles of Incorporation, as amended, or By-Laws of Buyer, (ii) violate or conflict with the Legal Requirements of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Buyer, (iii) conflict with, result in any Breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against Buyer, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Buyer, or
(v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other person, except any SEC and other filings required to be made by Buyer.

         3.5 No Commissions. Buyer has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than fees which will be paid by, and are the sole obligation of, Buyer.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
OF SELLER

         As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller makes the following representations and warranties to Buyer:

         4.1 Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its respective properties and to carry on its respective businesses as now being conducted. There is no pending or, to Seller's knowledge, contemplated or threatened Proceeding for the dissolution, liquidation, insolvency or rehabilitation of Seller.

         4.2 Power and Authority. Seller has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to approval by the Board of Directors of Seller in the form of a corporate resolution, a copy which shall be provided to Buyer on or before Closing, Seller has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         4.3 Enforceability. Subject to approval by the Board of Directors of Seller, this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a Proceeding at law or in equity.

         4.4 No Violation. The execution or delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated by this Agreement will not (i) contravene any provision of the Articles of Incorporation or Bylaws of Seller, (ii) violate or conflict with the Legal Requirements of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Seller, (iii) conflict with, result in any Breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Assigned Contract or any other material Contract which is applicable to, binding upon or enforceable against Seller, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Seller, or any of the Purchased Assets or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other person, except any SEC and other filings required to be made by Seller.

         4.5 Good Title to and Condition of Assets. Seller has good and marketable title to all of the Purchased Assets, free and clear of any Liens or restrictions on use.

         4.6 Contracts. Schedule 4.6 sets forth, with respect to Seller, a list of each Contract to be transferred to Buyer under this Agreement to which Seller is a party, in each case in connection with the "claimsnet.com" application (the "Assigned Contracts"). True and correct copies of each written Assigned Contract have been provided to Buyer and materially true and correct summaries of each oral Assigned Contract are set forth on Schedule 4.6. The copy of each written Assigned Contract and the summary of each oral Assigned Contract furnished to Buyer is a true and complete copy or summary, as the case may be, of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Schedule 4.6 also specifically identifies Assigned Contracts that require any approval, consent, ratification, waiver or other authorization (hereinafter, "Consent") of third parties to the transactions contemplated hereby. Seller has not violated any of the material terms or conditions of any Assigned Contract or any term or condition which would permit termination or material modification of any Assigned Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims, real or, to Seller's knowledge, threatened, for Breach or indemnification or notice of default, termination, or cancellation under any Assigned Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by Seller under any Assigned Contract, and no such event has occurred which constitutes or would constitute a default by any other party. Seller is not subject to any Liability or payment resulting from renegotiation of amounts paid to it or required to be paid to it under any Assigned Contract, nor are any of the second parties to the Assigned Contract withholding any payments due or offsetting against any alleged Seller Liability.

         4.7 No Commissions. Seller has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby other than fees which may be paid by, and are the sole responsibility of, Seller.

         4.8 Solvency, Fair Value, Bankruptcy, etc.

             4.8.1 Seller is solvent and able to pay and discharge each of its obligations. The asset conveyance contemplated in this Agreement shall not result in Seller becoming insolvent. Seller's Board of Directors has determined that the Purchase Price constitutes fair and equivalent value for the Purchased Assets.

             4.8.2 Seller acknowledges that (i) Seller has had the opportunity to review the "fair market valuation" report regarding the Purchased Assets issued by Marshall & Stevens, Inc., including its quantitative and qualitative assumptions, methodology, and conclusion; (ii) the information provided by the Seller to Marshall & Stevens, Inc. is true and correct in all material respects as of the date to which such information related; and (iii) Buyer is relying upon the "fair market valuation" report of the Purchased Assets to close hereunder.

             4.8.3 By executing and delivering this Agreement or any other document contemplated by this Agreement, Seller does not intend to hinder, delay or defraud any person or entity to which Seller is indebted or shall become indebted.

             4.8.4 Seller agrees that to the extent buyer has received, by virtue of this Agreement, "transfers" within the meaning of the United states Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), that Buyer has given reasonably equivalent value in exchange for such transfers and such transfers have not rendered Seller insolvent.

             4.8.5 Upon information and belief, by entering into this agreement, Seller believes that Buyer is not receiving voidable preferences as defined in Sections 547 and 549 of the Bankruptcy Code. Instead, this transaction has the effect of improving Seller's ability to meet its financial obligations to all creditors.

             4.8.6 Seller agrees that to the extent Buyer has received, or will receive, by virtue of this Agreement, "transfers" or "preferences" as such terms are defined in the Bankruptcy Code, Buyer has given new value and reasonably equivalent value contemporaneous with the exchange for such transfers. In addition, to the extent Buyer has received or will receive, by virtue of this Agreement, "transfers" or "preferences", it is hereby agreed that Buyer will not have received more than it would have if Seller had commenced proceedings under Chapter 7 of the Bankruptcy Code.



                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1 Non-Solicitation and Nondisparagement. (a) In order to assure that Buyer realizes the benefits of the Acquisition, Seller agrees that for the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, except for general advertising and promotional efforts not specifically targeting the Transferred Customers, Seller shall not, directly or indirectly, solicit, cause, induce or attempt to cause or induce any Transferred Customer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer. Should Seller Breach the foregoing non-solicitation of the Transferred Customers, Buyer shall, as its exclusive remedy for monetary damages as a result of a breach by Seller of this Section 5.1, be entitled to assert as liquidated damages (and not as a penalty) against Seller, and Seller shall pay upon demand, an amount equal to 125% of the profits expected during the term of that Transferred Customer's Contract with Buyer.

             (b) After the Closing Date, neither party will disparage the other party or any of its products, services, shareholders, directors, officers, employees or agents.

         5.2 Certain Acknowledgments. Seller agrees and acknowledges that the restrictions contained in Section 5.1 are reasonable in scope and duration and are necessary to protect Buyer after the Closing Date. If any provision of
Section 5.1 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the Breach of Section 5.1 will cause irreparable damage to Buyer and upon Breach of any provision of Section 5.1, Buyer shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that Buyer shall be limited to the extent set forth in Section 5.1 in its ability to seek monetary damages. Seller hereby agrees that Buyer may assign, without limitation, the covenants set forth in
Section 5.1 to any successor to of Buyer, or Buyer Assignee.

         5.3 Confidentiality; Publicity. Subject to applicable legal requirements, no press release or other public announcement (other than as required to be filed on Form 8-K) related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of Buyer, which shall not be unreasonably withheld. In the case of the Form 8-K, Seller agrees to review with Buyer the portions of the draft 8-K relating to this transaction, and shall incorporate Buyer's reasonable comments thereto. In any event, Seller agrees not to disclose the identity of Buyer in any document, except as may be required by applicable law, without the prior written consent of Buyer. Buyer understands that the transaction contemplated hereby is a material event to Seller, as that term is defined by the SEC.

         5.4 No Other Discussions. From the Effective Date until the Closing Date, subject to the fiduciary duty of the Board of Directors of Seller or otherwise as required by law, Seller and its Affiliates, employees, agents and representatives will not (a) solicit, encourage, consider or accept any offers to acquire all or any portion of the Purchased Assets from any third party, (b) participate in any negotiations or discussions with any other third party concerning the sale of all or any portion of the Purchased Assets, (c) provide any non-public information about any of the Purchased Assets (other than to Buyer and its agents and consultants as provided herein), (d) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing, or (e) otherwise cooperate in any way with, or assist, facilitate or encourage any effort by any other third party seeking to acquire all or any portion of the Purchased Assets. Seller shall immediately notify Buyer in writing of any such inquiry or proposal which Seller may receive with respect to the Purchased Assets, including the terms and identity of the inquiror or offeror.

         5.5 Due Diligence Review. Buyer shall be entitled to have conducted prior to Closing a due diligence review of the Assigned Contracts, Transferred Customers (including reference checking with selected Transferred Customers and receiving positive responses from the Transferred Customers representing at least 50% of the purchased revenue stream) and operating procedures of Seller; validating Buyer's cost assumptions of the Purchased Assets with Seller; achieving agreement on an acceptable cut over plan; and completing any other reasonable items of due diligence requested by Buyer.

         5.6 Independent Appraisal. Seller agrees at Closing, to pay to the order of Buyer or such third party as may be designated in writing by Buyer, by certified check or wire transfer the reasonable fees (to be evidenced by a detailed written invoice) charged in connection with an independent appraisal or valuation of the Purchased Assets, which amount shall not exceed $15,000.

                                    ARTICLE 6
CONDITIONS TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Buyer:

         6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed on any schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Seller shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed by or complied with by Seller at or prior to the Closing Date. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, duly signed by its President, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed in all material respects.

         6.2 Consents. Each of the Consents for the Assigned Contracts identified on Schedule 6.2 shall have been obtained and shall be in full force and effect. If there are any Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Assigned Contract as to which such Consent was not obtained (or otherwise is not in full force and effect) (the "Restricted Assigned Contracts"), Buyer may waive the closing conditions as to any such Consent and either:

         (i) Elect to have Seller continue its efforts to obtain the Consents;
or

         (ii) Elect to have Seller retain that Restricted Assigned Contract and all Liabilities arising therefrom or relating thereto. If Buyer elects this subsection (ii), then the Purchase Price shall be adjusted according to a formula to be mutually agreed between the parties.

         If Buyer elects to have Seller continue its efforts to obtain any Consents and the Closing occurs, notwithstanding Sections 2.1 and 2.2, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Acquisition shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Assigned Contracts, and following the Closing, the parties shall use best efforts, and cooperate with each other, to obtain the Consent relating to each Restricted Assigned Contract as quickly as practicable. Pending the obtaining of such Consent relating to any Restricted Assigned Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Assigned Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Assigned Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Assigned Contract to Buyer, and Buyer shall assume the obligations under such Restricted Assigned Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

         6.3 Approval. The Board of Directors of Buyer shall have authorized and approved this Agreement, the Acquisition and the transactions contemplated hereby.

         6.4 Due Diligence Review. Buyer shall be satisfied, in its sole and absolute discretion, with the results of its due diligence review regarding the Purchased Assets as more fully set forth in Section 5.5 hereof. Due Diligence shall be completed by September 6, 2002, unless otherwise extended by the parties in writing.

         6.5 Delivery of Purchased Assets. At the Closing, Seller shall duly execute and deliver to Buyer an Assignment and Assumption Agreement by and between Buyer and Seller, substantially in the form attached hereto as Exhibit A (the "Assignment and Assumption Agreement") and such other instruments of transfer of title as are necessary in the opinion of Buyer to transfer to Buyer good and marketable title to the Purchased Assets (in each case, in form and substance satisfactory to Buyer), and shall deliver to Buyer immediate possession of the Purchased Assets.

         6.6 Affiliate and Partner Services and License Agreement. At the Closing, Seller and Buyer shall duly execute an Affiliate and Partner Services and License Agreement (the "Services Agreement II") to supersede a similar prior agreement dated September 11, 2000 by and between Buyer and Seller, which Services Agreement II shall grant Buyer the Software License (as defined in
Section 7.3 below).

         6.7 Source Code Escrow Agreement. At the Closing, Seller and Buyer shall duly execute a Source Code Escrow Agreement in the form of Schedule 6.7 (the "Escrow Agreement") by which Seller grants Buyer the right to receive the source code for the "claimsnet.com" application (the "Source Code") in the event Seller (a) voluntarily files a Chapter 7 bankruptcy case under Title 11, United States Code, or (b) has an involuntary petition for a Chapter 7 case under Title 11, United States Code filed, which is not either dismissed or converted to a Chapter 11 case within sixty (60) days after the involuntary case was filed, or
(c) announces publicly or in writing to one or more customers that it will permanently cease to support the "claimsnet.com" application or (d) has an involuntary petition for a Chapter 11 case under Title 11, United States Code filed, which is not dismissed within sixty (60) days after the involuntary case was filed (each, an "Escrow Release Event") Upon the occurrence of an Escrow Release Event, the Software License shall be automatically amended and broadened to permit Buyer to use, modify, maintain and update the Source Code in such manner as may be necessary or appropriate to enable Buyer to use the "claimsnet.com" application for its intended purposes; provided it is used only in connection with the Transferred Customers and Buyer's current "claimsnet.com" customer sites.

         6.8 Fairness Opinion. On or before the Closing, Buyer shall have received a "fairness opinion" (the "Fairness Opinion") from an independent third party regarding the value of the Purchased Assets, which Fairness Opinion must be acceptable to Buyer as determined by Buyer in its sole discretion.

                                    ARTICLE 7
                        CONDITIONS TO THE OBLIGATIONS OF
SELLER

         The obligation of Seller to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Seller:

         7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Buyer shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         7.2 Assumption of Liabilities. At the Closing, Buyer shall duly execute and deliver to Seller the Assignment and Assumption Agreement and such other instruments of transfer as are necessary in the opinion of Seller to effect the assumption by Buyer of the Assumed Liabilities (in each case, in form and substance satisfactory to Seller).

         7.3 Affiliate and Partner Services and License Agreement. At the Closing, Seller and Buyer shall duly execute the Services Agreement II, which shall, inter alia, grant Buyer a limited, non-transferrable (other than to a Buyer Assignee), non-exclusive license to use a private label version of the "claimsnet.com" application for the Transferred Customers and Buyer's current "claimsnet.com" customer sites (the "Software License").

         7.4 Source Code Escrow Agreement. At the Closing, Seller and Buyer shall duly execute the Escrow Agreement.

         7.5 Purchase Price. Buyer shall have paid the Purchase Price to Seller.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 Agreement by Seller to Indemnify. Seller agrees to indemnify and hold Buyer, Buyer Assignee and each of their respective officers, directors, employees, attorneys and Affiliates (each a "Buyer Indemnified Party" and together the "Buyer Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, Liabilities and damages (including reasonable counsel and paralegal fees and expenses related thereto) incurred or suffered by any of Buyer Indemnified Parties arising out of or resulting from (i) any Breach of a representation or warranty made by Seller in or pursuant to this Agreement, (ii) any Breach of a covenant or agreement made by Seller in or pursuant to this Agreement, (iii) any inaccuracy in any Contract delivered by Seller pursuant to or in connection with this Agreement, (iv) Seller's ownership of the Purchased Assets prior to Closing, or (v) any claims of any third parties arising from or relating to any facts, circumstances or events occurring on or prior to the Closing Date with respect to the Purchased Assets or any of the foregoing, whether or not disclosed to Buyer herein or in any schedule hereto (collectively, "Buyer Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Buyer shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of Seller hereunder been true and correct and had the covenants and agreements of each of Seller hereunder been performed in full. Notwithstanding anything to the contrary set forth herein, the total Buyer Indemnifiable Damages for which Seller shall be collectively liable hereunder shall not exceed an amount equal to the Purchase Price (the "Buyer Indemnification Cap"). Notwithstanding anything to the contrary set forth herein, Buyer Indemnification Cap shall not apply to and there shall be no limitation or restriction whatsoever on the Liability of Seller under this
Article 8 for Buyer Indemnifiable Damages with respect to or arising from any one or more of the following and no Buyer Indemnifiable Damages arising from any of the following shall be included in determining whether Buyer Indemnification Cap has been met: (a) a Breach of any one or more of the representations and warranties set forth in the first or last sentence of Section 4.1, or in Section 4.2, and Section 4.3; (b) any willful or intentional Breach of any representation, warranty, covenant or agreement made in or pursuant to this Agreement (including in the Schedules and Exhibits attached hereto) or in any Assigned Contract delivered by Seller pursuant to this Agreement; and (c) any act of fraud or act in the nature of fraud in connection with the execution, delivery or performance of this Agreement, including any fraudulent representation or warranty made in or pursuant to this Agreement (including in the Schedules and Exhibits attached hereto) or in any Assigned Contract delivered by Seller pursuant to or in connection with this Agreement.

         8.2 Agreement by Buyer to Indemnify. Buyer agrees to indemnify and hold Seller and its officers, directors, employees, attorneys and Affiliates (each a "Seller Indemnified Party" and together the "Seller Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, Liabilities and damages (including reasonable counsel and paralegal fees and expenses related thereto) incurred or suffered by Seller Indemnified Parties arising out of or resulting from (i) any Breach of a representation or warranty made by Buyer in or pursuant to this Agreement, (ii) any Breach of a covenant or agreement made by Buyer in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by Buyer pursuant to or in connection with this Agreement, or (iv) a Breach by Buyer under any of the Transferred Contracts on or after the Closing Date (collectively, "Seller Indemnifiable Damages"). Notwithstanding anything to the contrary set forth herein, the total Seller Indemnifiable Damages for which Buyer shall be liable hereunder shall not exceed an amount equal to the Purchase Price (the "Seller Indemnification Cap"). Notwithstanding anything else to the contrary set forth herein, Seller Indemnification Cap shall not apply to and there shall be no limitation or restriction whatsoever on the Liability of Buyer under this Article 8 for Seller Indemnifiable Damages with respect to any claim relating to or arising from any one or more of the following and no Seller Indemnifiable Damages arising from any of the following shall be included in determining whether Seller Indemnification Cap has been met: (a) a Breach of any one or more of the representations and warranties set forth in Section 3.1,
Section 3.2 and Section 3.3; (b) any willful or intentional Breach of any representation, warranty, covenant or agreement made in or pursuant to this Agreement (including in the Schedules and Exhibits attached hereto) or in any Contract delivered by Buyer pursuant to this Agreement; and (c) any act of fraud or act in the nature of fraud in connection with the execution, delivery and performance of this Agreement, including any fraudulent representation or warranty made in or pursuant to this Agreement (including in the Schedules and Exhibits attached hereto) or in any Contract delivered by Buyer pursuant to or in connection with this Agreement.

         8.3 Survival of Representations and Warranties. Each of the representations and warranties made by Seller and Buyer in this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereby for a period of two (2) years following the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 3.1,
Section 3.2, Section 3.3, the first or last sentence of Section 4.1, or in
Section 4.2, Section 4.3, Section 4.4, and Section 4.5 shall survive indefinitely. No claim for the recovery of any Buyer Indemnifiable Damages or Seller Indemnifiable Damages with respect to the representations and warranties in this Agreement may be asserted by any of the parties after such representations and warranties have expired in accordance with the terms of this Agreement; provided, however, that claims for Buyer Indemnifiable Damages or Seller Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         8.4 Second and Third Party Actions.

             (a) For the purpose of this Section 8.4, the term "Indemnifiable Damages" means Buyer Indemnifiable Damages or Seller Indemnifiable Damages, as the context requires, the term "Indemnified Party" means Buyer Indemnified Parties or Seller Indemnified Parties, as the context requires, and the term "Indemnifying Party" means the party (Buyer, on the one hand, or Seller, on the other hand) against whom a claim for Indemnifiable Damages is to be made.

             (b) The party entitled to indemnification hereunder will (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification and (ii) unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the failure of any person entitled to indemnification hereunder to give such notice to the Indemnifying Party shall not constitute a waiver of, or a defense of the Indemnifying Party to, such person's right to indemnification hereunder unless such failure has a material adverse effect upon the Indemnifying Party's ability to defend said action. If such defense is assumed, the Indemnifying Party will not be subject to any liability for any settlement made by the Indemnified Party without its consent (which consent will not be unreasonably withheld). An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim.Notwithstanding anything to the contrary in this Section 8.4(b), the Indemnifying Party shall have no right to settle or compromise any action for which it has assumed the defense to the extent the settlement or compromise provides for any injunctive or other equitable relief against the Indemnified Party or otherwise provides for any continuing obligations of any nature against the Indemnified Party or loss of rights of the Indemnified Party. With respect to any such third party action assumed by the Indemnifying Party, the parties agree to provide each other with all material information that they request relating to the handling of such matter.

             (c) In the event any Indemnified Party should have a claim for Indemnifiable Damages against any Indemnifying Party hereunder that does not involve a third party claim (for example, but without limitation, a claim for Indemnifiable Damages resulting from a breach of a representation, warranty or covenant), the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of the Indemnifiable Damages, specifying the nature and specific basis for such Indemnifiable Damages and the indemnity claim and the amount or the estimated amount thereof to the extent then feasible and enclosing a copy of all papers (if any) served with respect to the claim (the "Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party within 45 days from the date the Claim Notice is given that it disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

                                    ARTICLE 9
TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or (b) by Buyer in the event of a Breach by Seller of any provision of this Agreement which Breach is not cured within fifteen (15) days of Seller's receipt of written notice thereof from Buyer or which Breach by its nature cannot be cured prior to Closing; or (c) by Seller in the event of a Breach by Buyer of any provision of this Agreement, which Breach is not cured within fifteen (15) days of Buyer's receipt of written notice thereof from Seller or which Breach, by its nature cannot be cured prior to Closing; or (d) if the Closing shall not have occurred by 5:30 p.m. EST on September 11, 2002.

         9.2 Effect of Termination. Subject to the remainder of this Section 9.2 below, except for the provisions of Article 8 hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 9.1 (or pursuant to any other provision hereof expressly permitting termination), this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all Liabilities hereunder; provided, however, that nothing herein shall relieve any party from Liability for fraud or any act in the nature of fraud committed in connection with any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

         if to Buyer:
                      ProxyMed, Inc.
                      2555 ProxyMed Road, Suite 110B
                      Fort Lauderdale, FL 33317
                      Attn:Nancy Ham, President (or successor)
                      Facsimile: 954-473-0620

         if to Seller:

                      Claimsnet.com, Inc.
                      12801 N. Central Expy., Suite 1515
                      Dallas, Texas 75243
                      Attn.: Paul W. Miller, Chief Executive Officer
                             (or successor)
                      Facsimile: 972-458-1737

                      With a copy to:

                      Reitler Brown LLC
                      800 3rd Avenue
                      21st Floor
                      New York, New York  10022
                      Attention: Robert S. Brown


Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery, or certified or registered mail.

         10.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto), the other documents signed by the parties which are delivered contemporaneously herewith, and other documents delivered at the Closing or after Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         10.3 Expenses. Except as otherwise provided herein, (i) Seller shall pay its own fees and expenses, including accounting and counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby, and
(ii) Buyer shall pay its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         10.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any Breach of any provision shall be deemed to be a waiver of any preceding or succeeding Breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. Except as set forth in the last sentence of Section 8.1, the rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         10.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, personal representatives, trustees, guardians, attorneys-in-fact, successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by any of the parties hereto without the prior written consent of the non-assigning or non-delegating parties. The parties acknowledge that Buyer may assign its rights under this Agreement to purchase the Purchased Assets and delegate its obligations under this Agreement to pay or discharge the Assumed Liabilities to one or more Buyer Assignees, and upon such assignment, Buyer Assignees shall have full rights under this Agreement as if they were parties hereto and shall be deemed third party beneficiaries with respect to all rights and remedies provided to Buyer hereunder or otherwise provided by law or in equity provided that in such event Buyer agrees to guarantee the performance of all of Buyer Assignee's obligations to Seller under this Agreement.

         10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         10.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Time shall be of the essence in this Agreement.

         10.8 Severability. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         10.9 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Texas, without giving effect to principles of conflicts of laws.

         10.10 Arm's Length Negotiations. Each party herein expressly agrees that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         NOW THEREFORE, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


PROXYMED, INC.                              CLAIMSNET.COM, INC.


By:      /s/ Nancy J. Ham                   By:      /s/ Paul W. Miller
------------------------------------        -----------------------------------

Name:    Nancy J. Ham                       Name:    Paul W. Miller
------------------------------------        -----------------------------------

Title:   President and COO                  Title:   President and CEO
------------------------------------        -----------------------------------

                                                                    Schedule 4.6

                               Assigned Contracts

                    [Request Made for Confidential Treatment]

                                                                    Schedule 6.2

                                    Consents


                    [Request Made for Confidential Treatment]